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                            PLEDGE AND SECURITY AGREEMENT

    THIS PLEDGE AND SECURITY AGREEMENT (the "SECURITY AGREEMENT") is made as of June 17, 1997, by and between SuperGen, Inc., a California corporation (the "COMPANY"), and Tako Ventures, LLC, a California limited liability company ("LENDER").

                                       RECITALS

    The Company and Lender have entered into a Convertible Secured Note, Option and Warrant Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which, among other things, (i) Lender has agreed to extend a $15,300,000 loan to the Company pursuant to the Convertible Secured Note, and
(ii) the Company has agreed to secure the performance of the Company's obligations under the Note, the Company has agreed to grant Lender a first priority security interest in the Collateral, as defined herein.

    NOW, THEREFORE, the Company and Lender agree as follows:

                                      AGREEMENT

     1. CERTAIN DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

     2.  PLEDGE OF COLLATERAL.

         (a)  Subject to the provisions of Section 7 of this Security
Agreement, the Company hereby pledges, assigns and delivers to Lender and grants to Lender a first lien and security interest in the funds advanced by Purchaser to the Company as evidenced by the Note, together with all short-term debt instruments and obligations acquired therewith (including, without limitation, the certificates of deposit and time deposit accounts and instruments described in ANNEX A hereto), all substitutions therefor, all interest and other amounts in the nature of interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "COLLATERAL"), to the full extent of any interest of the Company therein, as security for the timely performance of all obligations of the Company pursuant to the Note (the "OBLIGATIONS").

         (b) Any certificate or certificates for the securities included in the Collateral, accompanied by an instrument of assignment duly executed in blank by the Company, have been, or will be immediately upon the subsequent receipt thereof by the Company, delivered by the Company to Lender.

     3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Lender that:

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         (a)  all interest in the Collateral held by the Company is owned by the Company free and clear of any security interests, liens, encumbrances, options or other restrictions;

         (b) the Company has full power and authority to create a first lien on the Collateral in favor of Lender and no disability or contractual obligation exists that would prohibit the Company from pledging the Collateral pursuant to this Security Agreement; and

         (c) the Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and the Company knows of no reasonable grounds for the institution of any such proceedings.

     4. COVENANTS. The Company hereby covenants and agrees that for as long as, and to the extent that, the security interest granted by this Security Agreement shall continue and exist, without the advance written consent of Lender, the Company shall:

         (a)  perform all of the Obligations according to their terms;

         (b) defend the title to any interest of the Company in the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement) against all persons and against all claims and demands whatsoever;

         (c) immediately upon Lender's request, execute and deliver such further instruments and documents, and take all such other action, as Lender deems reasonably necessary or desirable to further evidence and perfect this pledge and grant of security in the Collateral (to the extent such Collateral
(i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement);

         (d) immediately upon demand of Lender, furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Security Agreement, execute any instrument or statement required by law or otherwise in order to perfect or continue the security interest of the Lender in the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement) or to terminate the security interest of the Lender in the Collateral (to the extent such Collateral has been released pursuant to Section 7 and is not subject to any security interest created by this Agreement), and pay all costs of filing in connection therewith;

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         (e)  keep the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement) free and clear of all liens, charges, encumbrances, taxes and assessments, other than the lien and security interest granted by this Security Agreement; and

         (f) pay, when due, all taxes, assessments and license fees relating to the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement).

Without limiting the generality of the foregoing, the Collateral shall be deposited into and (until released pursuant to Section 7) maintained in an account or accounts with financial institutions reasonably acceptable to Lender, from which withdrawals, payments and transfers to the Company shall be made only upon the joint signatures of a duly authorized representative of the Company and a duly authorized representative of Lender, and the Company shall not withdraw, cancel, redeem or seek the payment, release, delivery, or assignment of, or transfer of any right, title or interest in, the Collateral (until released pursuant to Section 7), to the extent that any portion of the Principal Amount under the Note shall remain outstanding and shall not theretofore have been converted into Common Stock or repaid. The restrictions set forth in this
Section 4 shall not apply to any portion of the Collateral that has been released pursuant to Section 7 and is not subject to a security interest pursuant to this Agreement

    5. AUTHORIZATION OF LENDER ACTION. The Company irrevocably authorizes and empowers Lender,

         (a) at any time and from time to time after delivery by Lender of a notice of an Event of Default, either in its own name or in the Company's name, to:

              (i) demand, collect, and receive payment of any and all monies or proceeds represented by, or due with respect to, the Collateral;

              (ii) execute any endorsements of the Collateral and any or all instruments or documents for the withdrawal or repayment of some or all of same;

              (iii) insert in any instrument or document utilized for the withdrawal of funds represented by the Collateral signed by the Company the date and amount due under the Collateral and to complete such instrument or document in any respect Lender deems necessary or desirable;

              (iv) deal in all respects with the Collateral as the holder thereof, and the Company irrevocably constitutes and appoints Lender as its attorney to do any and all things Lender deems necessary or desirable to effect this Security

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Agreement and the enforcement of Lender's rights and remedies hereunder; and

         (b) at any time and from time to time, either before or after the delivery by Lender of a notice of an Event of Default, either in its own name or in the Company's name, to:

              (i) notify any issuer of Collateral of Lender's interest therein; and

              (ii) file all appropriate financing statements required to perfect Lender's first lien and security interest in the Collateral.

    6. DEFAULT AND REMEDIES. Upon the occurrence of an Event of Default (as defined in the Note), Lender may exercise all rights and remedies of a secured party with respect to the Collateral. After the disposal of any of the Collateral, Lender may deduct all reasonable legal and other expenses and fees for protecting its interests and enforcing its remedies under this Security Agreement, the Purchase Agreement, and the other Transaction Documents, and shall apply the residue of the proceeds to, or hold as a reserve against, the Obligations in such manner as Lender, in its reasonable discretion, shall determine, and shall pay the balance, if any to the Company.

    7. RELEASE OF COLLATERAL. The pledge of and grant of a security interest in the Collateral pursuant to this Security Agreement (a) shall remain in effect as long as, and to the extent that, any portion of the Principal Amount under the Note shall remain outstanding and shall not theretofore have been converted into Common Stock or repaid, and (b) shall be of no further force or effect, and any previously unreleased Collateral shall be returned and released to the Company, upon (i) the conversion of any previously unconverted portion of the
Note into Common Stock or the repayment of any previously unpaid Principal Amount thereunder, and (ii) the performance of the Company's obligations under the Note (including, without limitation, the Company's obligations under Section
1.1 of the Purchase Agreement) with respect to such total or partial conversion or repayment. In the event that a portion of the Note shall be converted into Common Stock pursuant to Section 1.1 of the Purchase Agreement, a proportionate portion of the Collateral shall be released to the Company. Notwithstanding the foregoing, and notwithstanding any other provision of this Security Agreement, the security interest created by this Security Agreement shall be reinstated if (and to the extent that) any payment must be returned by Lender, or is set aside, for any reason, including, but not limited to, upon or after the insolvency, bankruptcy or reorganization of the Company.


    8.   MISCELLANEOUS.

         (a) WAIVERS AND AMENDMENTS. This Security Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

         (b) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the making of this Security Agreement, the Purchase Agreement and the other Transaction Documents and the closing of the transactions contemplated hereby and thereby, notwithstanding any investigation made by Lender. All statements as to factual matters contained in any certificate delivered by or on behalf of a party pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder as of the date of such certificate or instrument.

         (c) SUCCESSORS AND ASSIGNS. Except as expressly provided or contemplated by this Security Agreement and the exhibits hereto, neither this Security Agreement nor the rights, obligations or interests hereunder shall be assigned by either party hereto (other than by operation of law) without the prior written consent of the other party; PROVIDED, that nothing herein shall prevent or limit the ability of Lender to assign any or all of its rights under this Security Agreement to an affiliate of Lender. Subject to the foregoing limitations, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective successors and assigns.

         (d) ENTIRE AGREEMENT. This Security Agreement together with the Purchase Agreement, the other Transaction Documents and the other instruments delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto.

         (e) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or by overnight courier or mailed by first class mail, or Express Mail, postage prepaid, or via facsimile, delivered as follows:

    (i)  if to Lender, to:

         Tako Ventures, LLC
         c/o Mr. Philip Simon
         Howson & Simon L.P.
         220 Montgomery Street
         Suite 1041
         San Francisco, CA 94104

         with copies to:

         Springs, Rivin, Detwiler, Dudnick & Stikker
         351 California Street
         Suite 1041
         San Francisco, CA 94104
         Attention:  Andrew Dudnick, Esq.

         Gray Cary Ware & Freidenrich
         A Professional Corporation
         400 Hamilton Avenue
         Palo Alto, CA 94301
         Attention:  Rod J. Howard, Esq. & Brad J. Rock, Esq.

         or at such other address as Lender shall have furnished to the Company in writing,

    (ii) if to the Company, to:

         SuperGen, Inc.
         Two Annabel Lane, Suite 220
         San Ramon, CA 94583
         with a copy to:

         Wilson Sonsini Goodrich & Rosati,
         Professional Corporation
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attention: John Roos, Esq. and Page Mailliard, Esq.

         or at such other address as the Company shall have furnished to Lender in writing.

Notices that are mailed by (i) first class mail shall be deemed received three
(3) business days after deposit in the mail and (ii) Express Mail or overnight courier shall be deemed received one (1) business day after deposit in the mail. In the event that the notice is sent by facsimile, notice shall be deemed to have been received when sent and confirmed as to receipt.

         (f) SEVERABILITY. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Security Agreement shall not in any way be affected or impaired thereby.

         (g) INTERPRETATION. Captions and titles of sections of this Security Agreement are for convenience of reference only and are not to be considered in construing this Security Agreement. When reference is made in this Security Agreement to a "section", such reference shall be to a section of this Security Agreement unless otherwise specified. Whenever the words "include", "includes", or "including" are used in this Security Agreement they shall be deemed to be followed by the words "without limitation." The words "herein," "hereof" and words of similar import refer to this Security Agreement as a whole, and not to any single provision thereof.

         (h) COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         (i) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or to Lender shall impair any such right, power or remedy of the Company or Lender, nor shall it be construed to be a waiver of any breach or default under this Security Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Security Agreement, or by law otherwise afforded to the Company or Lender, shall be cumulative and not alternative.

         (j) GOVERNING LAW/VENUE. THIS SECURITY AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND THE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF SAN FRANCISCO AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR THE OBLIGATIONS GUARANTEED BY THIS SECURITY AGREEMENT BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING MAY BE IN SAN FRANCISCO COUNTY, CALIFORNIA.

         (k) LEGAL COUNSEL. THE COMPANY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH ALL MATTERS CONCERNING THIS SECURITY AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE NEGOTIATION, ACCEPTANCE AND EXECUTION OF THIS SECURITY AGREEMENT; THAT THE COMPANY HAS RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING THIS SECURITY AGREEMENT; AND THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS SECURITY AGREEMENT AS THE PRODUCT OF ARMS LENGTH NEGOTIATIONS.

         (l) WAIVER OF JURY TRIAL. THE COMPANY AND LENDER EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS (1) ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (2) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT, THE PURCHASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE COMPANY AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE

WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

    IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date as of the date first written above.

                             SUPERGEN, INC.



                             By:  /s/ Dr. Joseph Rubinfeld
                                  -----------------------------
                                  Name:  Dr. Joseph Rubinfeld
                                  Title: Chief Executive Officer
                                         President and Chief
                                         Executive Officer

                             TAKO VENTURES, LLC

                             By  CEPHALOPOD CORPORATION,
                                   Member


                                  By: /s/ Philip B. Simon
                                     --------------------------
                                        Philip B. Simon
                                        President

                                       ANNEX A



[List certificates of deposit and accounts]